UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 1, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED
COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On December 1, 2011 (the “Effective Date”), the Board of Directors (the “Board”) of Seagate Technology plc (“Seagate”) appointed Kristen M. Onken to serve as director of Seagate. Ms. Onken has also been appointed to serve on the Audit Committee of the Board.  Ms. Onken, who was appointed upon the recommendation of the Nominating and Corporate Governance Committee, has been determined by the Board to be an independent director. Ms. Onken will serve until Seagate’s next annual general meeting of shareholders (the “AGM”) when she is expected to stand for election by a vote of Seagate’s shareholders.

Ms. Onken, 62, currently serves as a director of Silicon Laboratories Inc., which position she has held since September 2007. She also served on the board of Biosensors International Group, Ltd. from September 2006 through July 2008. Ms. Onken served as Senior Vice President, Finance, and Chief Financial Officer of Logitech International, S.A. from February 1999 through May 2006.  From September 1996 to February 1999, Ms. Onken served as Vice President of Finance at Fujitsu PC Corporation.  Ms. Onken held various positions at Sun Microsystems Inc. from 1991 through 1996.  Ms. Onken holds a B.S. from Southern Illinois University and an MBA in Finance from the University of Chicago.

Ms. Onken will participate in the non-employee director compensation arrangements generally applicable to all Seagate non-employee directors. Under the terms of those arrangements as currently in effect, Ms. Onken will receive, among other things:  (i) an annual cash retainer of $72,000 for service on the Board and $15,000 for service on the Audit Committee, and (ii) an initial restricted share unit grant equal in number to $200,000 divided by the average closing stock price for the quarter prior to the grant and rounded to the nearest whole share, provided, however, that the initial grant shall be prorated on the basis of the number of days between the Effective Date and the AGM.

In connection with the appointment, Seagate Technology (a wholly-owned subsidiary of Seagate) and Ms. Onken will enter into a deed of indemnity, the form of which was filed with the Securities and Exchange Commission on July 29, 2010, as Exhibit 10.1 to Seagate’s Current Report on Form 8-K dated July 27, 2010.

A copy of Seagate’s press release announcing the election of Ms. Onken is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated December 5, 2011, of Seagate Technology plc entitled “Kristen Onken named to Seagate Technology Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth M. Massaroni

	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: December 5, 2011